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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated February 19, 2002 in this or made a part of this Registration Statement.

                                                  Arthur Andersen LLP

Chicago, Illinois
June 7, 2002